UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 31, 2013

PMC-Sierra, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19084	94-2925073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1380 Bordeaux Drive
Sunnyvale, CA 94089
(Address of principal executive offices, including zip code)

(408) 239-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a).  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 28, 2013, PMC-Sierra, Inc. (the “Company” or “PMC”) filed a Current Report on Form 8-K with a press release announcing the Company’s financial results for the third quarter of fiscal 2013 (the "Press Release") and announcing that the Company and its independent auditors were continuing to review certain accounting errors and related adjustments, as further described below and in the Press Release. On October 31, 2013, the Audit Committee of the Board of Directors of the Company, following discussions with the Company’s current and former independent accountants, determined that, on the basis of the errors described in the Press Release, the Company’s balance sheet as of December 31, 2011 and statement of operations for the year ended December 31, 2011 (the “2011 Financial Statements”) should no longer be relied upon.

The errors involved a misclassification between net operating versus equity-related loss carry-forwards. The primary cumulative effect is to reclassify the benefit on utilization of equity-related loss carry-forwards from Accumulated Deficit to Additional-Paid-In-Capital. While there is no change in the total tax loss carry-forwards, taxes payable, cash or non-GAAP results in any period, including fiscal 2011, the Company will restate the 2011 Financial Statements and the 2010 and 2011 financial statements included in the Company’s Annual Report on Form 10-K for fiscal 2012 by amending the same at the earliest practicable date, which is expected to be on or about November 5, 2013. For further details regarding the corrections, please see the financial statements and accompanying notes to be presented in the Company’s forthcoming Annual Report on Form 10-K/A for fiscal 2012 and the Company’s forthcoming Quarterly Report on Form 10-Q for the third quarter of 2013, which is expected to include revised financial statements for the first two quarters of 2013 reflecting substantially the same financial information as was presented for those periods in the Press Release. The 10-Q is expected to be filed November 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMC-Sierra, Inc.

By:	/s/ Steven J. Geiser
Vice President Chief Financial Officer and Principal Accounting Officer

Date:  October 31, 2013